UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

March 2, 2004

Commission	Registrant; State of Incorporation	IRS Employer
File Number	Address; and Telephone Number	Identification No.

001-09057	WISCONSIN ENERGY CORPORATION	39-1391525
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 2949
Milwaukee, WI 53201
(414) 221-2345

WISCONSIN ENERGY CORPORATION

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

On March 2, 2004, Wisconsin Energy Corporation issued a press release announcing that it will begin repurchasing up to $50 million of its shares of common stock in the open market under the share repurchase program previously authorized by its Board of Directors. A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

  Exhibits:

The following Exhibits are filed with this Current Report on Form 8-K:

Exhibit No.

99.1 Press Release dated March 2, 2004 regarding the repurchase of up to $50 million of Wisconsin Energy's common stock in the open market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WISCONSIN ENERGY CORPORATION
(Registrant)

/s/ STEPHEN P. DICKSON
Date: March 2, 2004	Stephen P. Dickson -- Controller and Principal Accounting Officer